                                                                  Exhibit 4(iii)

                          THIRD SUPPLEMENTAL INDENTURE
                          ----------------------------


                  THIRD SUPPLEMENTAL INDENTURE, dated as of June 26, 1996, among BORDEN, INC., a New Jersey corporation (the "ISSUER"), WISE HOLDINGS, INC., a Delaware corporation ("WISE"), BORDEN FOODS HOLDINGS CORPORATION, a Delaware corporation (together with Wise, the "AFFILIATE GUARANTORS"), and The Bank of New York, as Trustee (the "TRUSTEE").

                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture, dated as of December 15, 1987, as supplemented by a First Supplemental Indenture, dated as of December 15, 1987, and as supplemented by a Second Supplemental Indenture, dated as of February 1, 1993 (such Indenture, as so supplemented, the "INDENTURE"), providing for the issuance from time to time of the Issuer's unsecured debentures, notes or other evidences of indebtedness;

                  WHEREAS, pursuant to the Indenture, the Issuer has issued its
(i) 9.2% Debentures due 2021, (ii) 7.875% Debentures due 2023 and (iii) 9-1/4% Sinking Fund Debentures due 2019 (collectively, the "SECURITIES");

                  WHEREAS, the Indenture provides that the Issuer and the Trustee may, without the consent of any holder of Securities, enter into one or more supplemental indentures for the purpose of making provisions with respect to matters arising under the Indenture, PROVIDED that such supplemental indenture does not adversely affect the interests of the holders of Securities of any series;

                  WHEREAS, each of the Affiliate Guarantors has agreed to unconditionally guarantee the payment of interest and principal (and any additional amounts, if any) on the Securities (such guarantee is attached hereto as Exhibit A);

                  WHEREAS, the Issuer has been authorized by a resolution of its Board of Directors to enter into this Third Supplemental Indenture; and

                  WHEREAS, all other acts and proceedings required by law, by the Indenture and by the certificate of incorporation and by-laws of the Issuer to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly performed;

                  NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Securities, the Issuer, the Trustee and the Affiliate Guarantors hereby agree as follows:

                                   ARTICLE ONE

Section 101.      Definitions.
                  ------------

                  Capitalized terms used in this Third Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.


                                   ARTICLE TWO

Section 201.      Guarantees.
                  -----------

                  Each of the Affiliate Guarantors shall enter into the guarantee attached hereto as Exhibits A. It is expressly acknowledged and agreed that the guarantee of either or both Affiliate Guarantors may be released in certain circumstances as set forth in such guarantee and that the Affiliate Guarantors may, but shall not be required hereunder to, guarantee other obligations of the Issuer outstanding from time to time.


                                  ARTICLE THREE

Section 301.      Continuing Effect of Indenture.
                  -------------------------------

                  Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section 302.      Construction of Third Supplemental Indenture.
                  ---------------------------------------------

                  This Third Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

Section 303.      Trust Indenture Act Controls.
                  -----------------------------

                  If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision of this Third Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 (the "ACT") as in force at the date as of which this Third Supplemental Indenture is executed, the provision required by the Act shall control.

Section 304.      Trustee Disclaimer.
                  -------------------

                  The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 305.      Counterparts.
                  -------------

                  This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 306.      Governing Law.
                  --------------

                  This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                     BORDEN, INC.

[Seal]
                                                     By  ______________________________
                                                         Name:    Ronald P. Starkman
                                                         Title:   Sr. Vice President &
                                                                  Treasurer
Attest:


__________________________
Name:    Ellen German Berndt
Title:   Secretary


                                                     THE BANK OF NEW YORK, as Trustee

[Seal]
                                                     By ______________________________
                                                        Name:    Lucille Firrincieli
                                                        Title:   Assistant Vice
                                                                 President
Attest:


__________________________
Name:    Paul J. Schmalzel
Title:   Assistant Treasurer


                                                     WISE HOLDINGS, INC.

[Seal]
                                                     By ______________________________
                                                        Name:    Ronald P. Starkman
                                                        Title:   Sr. Vice President &
                                                                 Treasurer


Attest:


__________________________
Name:    Ellen German Berndt
Title:   Secretary

                                                     BORDEN FOODS HOLDINGS CORPORATION

[Seal]
                                                     By ______________________________
                                                        Name:  Ronald P. Starkman
                                                        Title: Sr. Vice President &
                                                               Treasurer

Attest:


__________________________
Name:    Ellen German Berndt
Title:   Secretary

                                    GUARANTEES                         EXHIBIT A
                                                                       ---------
                                       of

                               WISE HOLDINGS, INC.

                                       and

                        BORDEN FOODS HOLDINGS CORPORATION


              FOR VALUE RECEIVED:

              1. UNCONDITIONAL GUARANTEE; LIMITATION OF LIABILITY. (a) Each of Wise Holdings, Inc., a Delaware corporation ("WISE"), and Borden Foods Holdings Corporation, a Delaware corporation (together with Wise, the "AFFILIATE GUARANTORS"), hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of Borden, Inc., a New Jersey corporation (the "ISSUER"), and the other Affiliate Guarantor now or hereafter existing under the (i) 9.2% Debentures due 2021, (ii) 7.875% Debentures due 2023 and (iii) 9-1/4% Sinking Fund Debentures due 2019 (the "SECURITIES") issued under the Indenture, dated as of December 15, 1987, as supplemented by a First Supplemental Indenture, dated as of December 15, 1987, and as supplemented by a Second Supplemental Indenture, dated as of February 1, 1993 (such Indenture as so supplemented, the "INDENTURE") whether for principal, interest, expenses or otherwise relating to such Securities (such obligations being the "GUARANTEED OBLIGATIONS"). Without limiting the generality of the foregoing, each Affiliate Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer or the other Affiliate Guarantor to the Trustee or the holders of the Securities but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer or the other Affiliate Guarantor.

              (b) The aggregate liability of each Affiliate Guarantor hereunder and under the Other Guaranteed Obligations (as defined below) shall not exceed the greater of (i) the net benefit realized by such Affiliate Guarantor from the proceeds of loans or advances made from time to time by the Issuer to such Affiliate Guarantor or any subsidiary of such Affiliate Guarantor and (ii) the greater of (x) 95% of the Adjusted Net Assets (as defined below) of such Affiliate Guarantor on the date hereof and (y) 95% of the Adjusted Net Assets of such Affiliate Guarantor on the date of any payment hereunder. "ADJUSTED NET ASSETS" of any Affiliate Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Affiliate Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, but excluding liabilities hereunder and under the Other Guaranteed Obligations, of such Affiliate Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Affiliate Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Affiliate Guarantor on its debts, excluding debt in respect of this Guarantee and debt in respect of Other Guaranteed Obligations, as they become absolute and matured.

              2. GUARANTY ABSOLUTE. Each Affiliate Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now in effect in any jurisdiction affecting any such terms or the rights of the Trustee or the holders of the Securities with respect thereto. The obligations of each Affiliate Guarantor under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Affiliate Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuer or any other Affiliate Guarantor or whether the Issuer or any other Affiliate Guarantor is joined in any such action or actions. The liability of each Affiliate Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

              (a) any lack of validity or enforceability of the Indenture or the Securities or any agreement or instrument relating thereto;

              (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Indenture or the Securities other than this Guarantee;

              (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Guaranteed Obligations;

              (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of the Issuer, the other Affiliate Guarantor or any of their respective Subsidiaries;

              (e) any change, restructuring or termination of the corporate structure or existence of the Issuer, the other Affiliated Guarantor or any of their respective Subsidiaries; or

              (f) any other circumstance (including, without limitation, any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the

         Issuer, the other Affiliate Guarantor or any other guarantor.

              This Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee or any holder of the Securities upon the insolvency, bankruptcy or reorganization of the Issuer or the other Affiliate Guarantor or otherwise, all as though such payment had not been made.

              3. WAIVERS. Each Affiliate Guarantor hereby waives to the extent permitted by applicable law:

              (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee;

              (b) any requirement that the Trustee, any holder of the Securities or any other Person protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral;

              (c) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any holder of the Securities that in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Issuer or any other Person or any collateral; and

              (d) any duty on the part of the Trustee or any holder of the Securities to disclose to such Affiliate Guarantor any matter, fact or thing relating to the business, operation or condition of the Issuer or the other Affiliate Guarantor and their respective assets now or hereafter known by the Trustee or such holder, as the case may be.

              4. SUBROGATION. No Affiliate Guarantor will exercise any rights that it may now or hereafter acquire against the Issuer, the other Affiliate Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Affiliate Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee or any holder of the Securities against the Issuer, the other Affiliate Guarantor or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, the other Affiliate Guarantor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall have been paid in full in cash. If any amount shall be paid to any Affiliate Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guarantee, such amount shall be held in trust for the benefit of the Trustee, the holders of the Securities and any other Persons (the "OTHER GUARANTEED PERSONS") the indebtedness or other obligations owed to whom is guaranteed equally and ratably with the Guaranteed Obligations (such indebtedness owed to the Other Guaranteed Persons, the "OTHER GUARANTEED OBLIGATIONS") and shall forthwith be paid to the Trustee and to the Other Guaranteed Persons, and if delivered to the Trustee shall be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Guaranteed Obligations, or held as collateral for any Guaranteed Obligations thereafter arising.

              If (i) any Affiliate Guarantor shall make payment to the Trustee or any holder of Securities of all or any part of the Guaranteed Obligations and
(ii) all of the Guaranteed Obligations and all other amounts payable under this Guarantee shall be paid in full in cash, the Trustee and the holders of the Securities will, at such Affiliate Guarantor's request and expense, execute and deliver to such Affiliate Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Affiliate Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Affiliate Guarantor.

              5. RELEASE AND TERMINATION. The Trustee, each holder of Securities and each other party hereto hereby agree that upon the occurrence of a Guarantee Release Event (as defined below) with respect to any Affiliate Guarantor, such Affiliate Guarantor shall automatically, and without the necessity for any further action or documentation, be released from the guarantee by such Affiliate Guarantor under this Guarantee and from all other obligations of such Affiliate Guarantor under the Indenture and the Securities, all of which obligations shall thenceforth be of no further force and effect with respect to such Affiliate Guarantor, and such Affiliate Guarantor shall no longer be an Affiliate Guarantor under and for purposes of this Guarantee. The Trustee and the holders of the Securities agree to take such further actions or deliver such further documents or instruments as may reasonably be requested by such Affiliate Guarantor to further effectuate or evidence such release and termination.

              For the purposes hereof, a "GUARANTEE RELEASE EVENT" with respect to any Affiliate Guarantor shall mean the earliest of (i) the sale, transfer or other disposition of all or any portion of the common stock of such Affiliate Guarantor (including through the primary issuance and sale of shares of common stock) that the Issuer elects by notice in writing to the Trustee to designate as a Guarantee Release Event,
(ii) the release of such Affiliate Guarantor as a guarantor of the Other Guaranteed Obligations which the Issuer elects by notice in writing to the Trustee to designate as a Guarantee Release Event and (iii) the first date on which all amounts owing with respect to the Securities are paid in full.

              6. MISCELLANEOUS. (a) This Guarantee shall not be construed to apply to any series of debentures, notes or other indebtedness issued under the Indenture other than the Securities (as defined herein).

              (b) This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

              (c) This Guarantee may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              (d) Section headings herein are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.


              IN WITNESS WHEREOF, each of the Affiliate Guarantors has caused this Guarantee to be executed in its corporate name by its authorized officer, by manual or facsimile signature, as of May 7, 1996.


                                       WISE HOLDINGS, INC.


                                       By _________________________
                                       Name:    Ronald P. Starkman
                                       Title:   Vice President & Treasurer


                                       BORDEN FOODS HOLDINGS CORPORATION


                                       By _________________________
                                       Name:    Ronald P. Starkman
                                       Title:   Vice President & Treasurer